Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Caroline Lee

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2529

(Name, address and telephone number of agent for service)

UBS AG

(Exact name of obligor as specified in its charter)

Switzerland	98-0186363
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Bahnhofstrasse 45, CH-8001 Zurich, Switzerland and
Aeschenvorstadt 1, CH-4051 Basel, Switzerland
(Address of principal executive offices)	(Zip Code)

Debt Securities

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	The Trustee is a Trustee under another Indenture under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indenture.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	Report of Condition of the Trustee as of June 30, 2014, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 24th day of October, 2014.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Caroline H. Lee
Name:	Caroline H. Lee
Title:	Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of June 30, 2014

($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)		10,509
b. Interest-bearing balances (2)		539,700
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		0
b. Available-for-sale securities (from Schedule RC-B, column D)		0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold		0
b. Securities purchased under agreements to resell (3)		0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale		0
b. Loans and leases, net of unearned income	0
c. LESS: Allowance for loan and lease losses	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		0
5. Trading assets (from Schedule RC-D)		0
6. Premises and fixed assets (including capitalized leases)		5
7. Other real estate owned (from Schedule RC-M)		0
8. Investments in unconsolidated subsidiaries and associated companies		0
9. Direct and indirect investments in real estate ventures		0
10. Intangible assets:
a. Goodwill		16,000
b. Other intangible assets (from Schedule RC-M)		865
11. Other assets (from Schedule RC-F)		16,609

12. Total assets (sum of items 1 through 11)		583,688

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)		0
(1) Noninterest-bearing (1)	0
(2) Interest-bearing	0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)		0
b. Securities sold under agreements to repurchase (3)		0
15. Trading liabilities (from Schedule RC-D)		0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)		0
20. Other liabilities (from Schedule RC-G)		12,906

21. Total liabilities (sum of items 13 through 20)		12,906

22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus		0
24. Common stock		1,000
25. Surplus (excludes all surplus related to preferred stock)		466,570
26. a. Retained earnings		103,212
b. Accumulated other comprehensive income (5)		0
c. Other equity capital components (6)		0

27. a. Total bank equity capital (sum of items 23 through 26.c)		570,782

b. Noncontrolling (minority) interests in consolidated subsidiaries		0

28. Total equity capital (sum of items 27.a and 27.b)		570,782

29. Total liabilities and equity capital (sum of items 21 and 28)		583,688